AMENDMENT NO. 2 TO SHAREHOLDER RIGHTS AGREEMENT
     This amendment, dated as of August 18, 2005, amends the Shareholder Rights Agreement, dated as of September 9, 1998, as amended as of March 1, 2002 (the “Rights Agreement”), between Brooktrout, Inc. (the “Company”), and EquiServe Trust Company, N.A., as successor Rights Agent (the “Rights Agent”). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined.
WITNESSETH
     WHEREAS, on September 9, 1998, the Company entered into the Rights Agreement, which was amended on March 1, 2002; and
     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company desires to amend certain provisions of the Rights Agreement in order to supplement certain provisions therein:
     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:
     1. Section 1(a) is amended by adding the following at the end of the definition of “Acquiring Person” contained therein:
“Notwithstanding the foregoing, neither EAS Group, Inc. (the “Buyer”), nor any Subsidiary or Affiliate of the Buyer, or any Person that owns capital stock of the Buyer, shall become an “Acquiring Person” in connection with the execution, delivery and performance of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 18, 2005, among the Company, the Buyer, and a subsidiary of the Buyer, the execution, delivery and performance of any agreements and instruments attached as exhibits to, or contemplated by, the Merger Agreement, including without limitation, the Company Stockholder Voting Agreements (as defined in the Merger Agreement), or the consummation of the transactions contemplated by the Merger Agreement or other agreements and instruments.”
     2. Section 1(c) is amended by adding the following at the end of the definition of “Adverse Person” contained therein:
“; provided, however, no Person shall, during the effectiveness of the Merger Agreement, be declared an “Adverse Person” in connection with the execution, delivery and performance of the Merger Agreement, the execution, delivery and performance of any agreements and instruments attached as exhibits to, or contemplated by, the Merger Agreement, including without limitation, the Company Stockholder Voting Agreements, or the consummation of the transactions contemplated by the Merger Agreement or other agreements and instruments.”
     3. The first sentence of Section 7(a) is amended and restated to read as follows:
“Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one ten-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earliest of (i) the Close of Business on the tenth anniversary of the date of this Agreement (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which such Rights are exchanged as provided in Section 24 hereof and (iv) immediately prior to the Effective Time (as defined in the Merger Agreement) (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).”
     4. Except as expressly herein set forth, the remaining provisions of the Rights Agreement shall remain in full force and effect.
[the next page is the signature page]

     IN WITNESS WHEREOF, this Amendment No. 2 has been signed to be effective as of the close of business on the date first above written by authorized representatives of each of the Company and the Rights Agent.

BROOKTROUT, INC.

By:	/s/ Eric R. Giler Eric R. Giler, President

EQUISERVE TRUST COMPANY, N.A.

By:	/s/ Carol Mulvey-Eori Name: Carol Mulvey-Eori
Title: Managing Director